Exhibit 3(b)
THIRD AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF

ENTERGY MISSISSIPPI, INC.

Pursuant to the provisions of Sections 79-4-10.05 and 79-4-10.07 of the Mississippi Code of 1972 Annotated, as amended, the Corporation adopted the following Third Amended and Restated Articles of Incorporation effective as of May 1, 2018:

FIRST: The name of the Corporation is ENTERGY MISSISSIPPI, INC.

SECOND: The period of its duration is perpetual.

THIRD: The purpose or purposes which the Corporation is authorized to pursue are:
To acquire, buy, hold, own, sell, lease, exchange, dispose of, finance, deal in, construct, build, equip, improve, use, operate, maintain and work upon:

(a) Any and all kinds of plants and systems for the manufacture, production, storage, utilization, purchase, sale, supply, transmission, distribution or disposition of electricity, natural or artificial gas, water or steam, or power produced thereby, or of ice and refrigeration of any and every kind;

(b) Any and all kinds of telephone, telegraph, radio, wireless and other systems, facilities and devices for the receipt and transmission of sounds and signals, any and all kinds of interurban, city and street railways and railroads and bus lines for the transportation of passengers and/or freight, transmission lines, systems, appliances, equipment and devices and tracks, stations, buildings and other structures and facilities;

(c) Any and all kinds of works, power plants, manufactories, structures, substations, systems, tracks, machinery, generators, motors, lamps, poles, pipes, wires, cables, conduits, apparatus, devices, equipment, supplies, articles and merchandise of every kind pertaining to or in anywise connected with the construction, operation or maintenance of telephone, telegraph, radio, wireless and other systems, facilities and devices for the receipt and transmission of sounds and signals, or of interurban, city and street railways and railroads and bus lines, or in anywise connected with or pertaining to the manufacture, production, purchase, use, sale, supply, transmission, distribution, regulation, control or application of electricity, natural or artificial gas, water, steam, ice, refrigeration and power or any other purposes;

To acquire, buy, hold, own, sell, lease, exchange, dispose of, transmit, distribute, deal in, use, manufacture, produce, furnish and supply street and interurban railway and bus service, electricity, natural or artificial gas, light, heat, ice, refrigeration, water and steam in any form and for any purposes whatsoever, and any power or force or energy in any form and for any purposes whatsoever;

To buy, sell, manufacture, produce and generally deal in milk, cream and any articles or substances used or usable in or in connection with the manufacture and production of ice cream, ices, beverages and soda fountain supplies; to buy, sell, manufacture, produce and generally deal in ice cream and ices;

To acquire, organize, assemble, develop, build up and operate constructing and operating and other organizations and systems, and to hire, sell, lease, exchange, turn over, deliver and dispose of such organizations and systems in whole or in part and as going organizations and systems and otherwise, and to enter into and perform contracts, agreements and undertakings of any kind in connection with any or all the foregoing powers;

To do a general contracting business;

To purchase, acquire, develop, mine, explore, drill, hold, own and dispose of lands, interests in and rights with respect to lands and waters and fixed and movable property;

To borrow money and contract debts when necessary for the transaction of the business of the Corporation or for the exercise of its corporate rights, privileges or franchises or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness payable at a specified time or times or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise or unsecured, for money borrowed or in payment for property purchased or acquired or any other lawful objects;

To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by, any other corporation or corporations of the State of Mississippi or any other state or government and, while the owner of such stock, to exercise all the rights, powers and privileges of individual ownership with respect thereto including the right to vote thereon, and to consent and otherwise act with respect thereto;

To aid in any manner any corporation or association, domestic or foreign, or any firm or individual, any shares of stock in which or any bonds, debentures, notes, securities, evidences of indebtedness, contracts or obligations of which are held by or for the Corporation or in which or in the welfare of which the Corporation shall have any interest, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by the Corporation, or in which it may be at any time interested; and to organize or promote or facilitate the organization of subsidiary companies;

To purchase, hold, sell and transfer shares of its own capital stock, provided that the Corporation shall not purchase its own shares of capital stock except from surplus of its assets over its liabilities including capital; and provided, further, that the shares of its own capital stock owned by the Corporation shall not be voted upon directly or indirectly nor counted as outstanding for the purposes of any stockholders’ quorum or vote;

In any manner to acquire, enjoy, utilize and to dispose of patents, copyrights and trade-marks and any licenses or other rights or interests therein and thereunder:

To purchase, acquire, hold, own or dispose of franchises, concessions, consents, privileges and licenses necessary for and in its opinion useful or desirable for or in connection with the foregoing powers;

To do all and everything necessary and proper for the accomplishment of the objects enumerated in these Third Amended and Restated Articles of Incorporation or any amendment thereof or necessary or incidental to the protection and benefits of the Corporation, and in general to carry on any lawful business necessary or not incidental to the attainment of the objects of the Corporation whether or not such business is similar in nature to the objects set forth in these Third Amended and Restated Articles of Incorporation or any amendment thereof.

To do any or all things herein set forth, to the same extent and as fully as natural persons might or could do, and in any part of the world, and as principal, agent, contractor or otherwise, and either alone or in conjunction with any other persons, firms, associations or corporations;

To conduct its business in all its branches in the State of Mississippi, other states, the District of Columbia, the territories and colonies of the United States, and any foreign countries, and to have one or more offices out of the State of Mississippi and to hold, purchase, mortgage and convey real and personal property both within and without the State of Mississippi; provided, however, that the Corporation shall not exercise any of the powers set forth herein for the purpose of engaging in business as a street railway, telegraph or telephone company unless prior thereto this Article THIRD shall have been amended to set forth a description of the line and the points it will traverse.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 15,678,807 shares, divided into 3 classes as follows: (1) 1,878,807 shares of Preferred Stock of the par value of $100 per share (the $100 Preferred Stock), (2) 1,800,000 shares of Preferred Stock of the par value of $25 per share (the $25 Preferred Stock) and (3) 12,000,000 shares of Common Stock without par value. The term “Preferred Stock,” as used herein, shall mean the $100 Preferred Stock, the $25 Preferred Stock and any other class of preferred stock ranking on parity with the $100 Preferred Stock and the $25 Preferred Stock as to dividends and in liquidation, dissolution, winding up or distributions.

The preferences, limitations and relative rights in respect of the shares of each class and the variations in the relative rights and preferences as between series of any preferred or special class in series are as follows:

The Preferred Stock shall be issuable in one or more series from time to time, and the $100 Preferred Stock and the $25 Preferred Stock shall have the same rank as to dividends and in liquidation, dissolution, winding up or distributions and shall be identical with each other, except as to matters relating to par values thereof, the variations between the respective series thereof and the voting entitlement of the respective shares thereof in cases when the shares of two or more classes of Preferred Stock are required to vote together as a voting group or one or more classes of Preferred Stock are required to vote with the Common Stock as a voting group; and except further that the $25 Preferred Stock shall not have the right of consent as provided for in Article Fourth (D)(2) for the issuance of unsecured debt by the Corporation in excess of the amount set forth therein. The shares of each series within a class of $100 Preferred Stock and a class of $25 Preferred Stock shall have the same rank as to dividends and in liquidation, dissolution, winding up or distributions, shall be identical with each other and shall have the same relative rights except with respect to the following:

(a) The number of shares to constitute each such series and the distinctive designation thereof;

(b) The annual rate or rates of dividends payable on shares of such series (or the method of calculation thereof), the dates on which dividends shall be paid in each year and the date from which such dividends shall commence to accumulate;

(c) The amount or amounts payable upon redemption thereof; and

(d) The sinking fund provisions, if any, for the redemption or purchase of shares;

which different characteristics of clauses (a), (b), (c) and (d) above may be stated and expressed with respect to each series in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors or in these Third Amended and Restated Articles of Incorporation or any amendment thereof.

A series of 59,920 shares of $100 Preferred Stock shall:

(a) be designated “4.36% Preferred Stock, Cumulative, $100 Par Value”;

(b) have a dividend rate of $4.36 per share per annum payable quarterly on February 1, May 1, August 1 and November 1 of each year, the first dividend date to be February 1, 1963, and such dividends to be cumulative from the last date to which dividends upon the 4.36% Preferred Stock Cumulative, $100 Par Value, of Mississippi Power & Light Company, a Florida corporation, are paid;

(c) be subject to redemption in the manner provided herein with respect to the Preferred Stock at the price of $105.36 per share if redeemed on or before February 1, 1964, and of $103.86 per share if redeemed after February 1, 1964, in each case plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption.

A series of 43,887 shares of $100 Preferred Stock shall:

(a) be designated “4.56% Preferred Stock, Cumulative, $100 Par Value”;

(b) have a dividend rate of $4.56 per share per annum payable quarterly on February 1, May 1, August 1 and November 1 of each year, the first dividend date to be February 1, 1963, and such dividends to be cumulative from the last date to which dividends upon the 4.56% Preferred Stock, Cumulative, $100 Par Value, of Mississippi Power & Light Company, a Florida corporation, are paid; and

(c) be subject to redemption in the manner provided herein with respect to the Preferred Stock at the price of $108.50 per share if redeemed on or before November 1, l964, and of $107.00 per share if redeemed after November 1, 1964, in each case plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption.

A series of 100,000 shares of $100 Preferred Stock shall:

(a) be designated “4.92% Preferred Stock, Cumulative, $100 Par Value”;

(b) have a dividend rate of $4.92 per share per annum payable quarterly on February 1, May 1, August 1 and November 1 of each year, the first dividend date to be February 1, 1966, and such dividends to be cumulative from the date of issue of said series; and

(c) be subject to redemption at the price of $106.30 per share if redeemed on or before January 1, 1971, of $104.38 per share if redeemed after January 1, 1971, and on or before January 1, 1976, and of $102.88 per share if redeemed after January 1, 1976, in each case plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption.

Subject to the foregoing, the distinguishing characteristics of the Preferred Stock shall be:

(A) Each series of any class of the Preferred Stock shall be entitled but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, in preference to the Common Stock, to dividends at the rate stated and expressed with respect to such series herein or by the resolution or resolutions providing for the issue of such series adopted by the Board of Directors; such dividends to be cumulative from such date and payable on such dates in each year as may be stated and expressed in said resolution, to stockholders of record as of a date not to exceed forty (40) days and not less than ten (10) days preceding the dividend payment dates so fixed.

(B) If and when dividends payable on any of the Preferred Stock of the Corporation at any time outstanding shall be in default in an amount equal to four full quarterly payments or more per share, and thereafter until all dividends on any such Preferred Stock in default shall have been paid, the holders of the Preferred Stock, voting separately as a single voting class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and, except as provided in the following paragraph, the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the Corporation. The terms of office, as directors, of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Preferred Stock, voting as a single voting class, except that if the holders of the Common Stock shall not have elected the remaining directors of the Corporation, then, and only in that event, the directors of the Corporation in office just prior to the election of a majority of the Board of Directors by the holders of the Preferred Stock, voting as a single voting class, shall elect the remaining directors of the Corporation. Thereafter, while such default continues and the majority of the Board of Directors is being elected by the holders of the Preferred Stock, voting as a single voting class, the remaining directors, whether elected by directors, as aforesaid, or whether originally or later elected by holders of the Common Stock shall continue in office until their successors are elected by holders of the Common Stock and shall qualify.

If and when all dividends then in default on the Preferred Stock then outstanding shall be paid (such dividends to be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the holders of the Preferred Stock shall be divested of any special right with respect to the election of directors, and the voting power of the holders of the Preferred Stock and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the Preferred Stock were not paid in full, but always subject to the same provisions for vesting such special rights in the holders of the Preferred Stock in case of further like defaults in the payment of dividends thereon as described in the immediately foregoing paragraph. Upon termination of any such special voting right upon payment of all accumulated and unpaid dividends on the Preferred Stock, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the Preferred Stock, voting as a single voting class, pursuant to such special voting right shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Preferred Stock, voting separately as a single voting class, the remaining directors elected by the affirmative vote of the holders of the outstanding Preferred Stock representing a majority of the total number of votes entitled to be cast as a single voting class of Preferred Stock in accordance with Paragraph (E), or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant. Likewise, in case of any vacancy in the office of a director occurring among the directors not elected by the holders of the Preferred Stock, the remaining directors not elected by the affirmative vote of the holders of the outstanding Preferred Stock representing a majority of the total number of votes entitled to be cast as a single voting class of Preferred Stock in accordance with Paragraph (E), or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant.

Whenever the right shall have accrued to the holders of the Preferred Stock to elect directors, voting separately as a single voting class, it shall be the duty of the President, a Vice-President or the Secretary of the Corporation forthwith to call and cause notice to be given to the shareholders entitled to vote of a meeting to be held at such time as the Corporation's officers may fix, not less than forty-five (45) nor more than sixty (60) days after the accrual of such right, for the purpose of electing directors. The notice so given shall be mailed to each holder of record of Preferred Stock at his last known address appearing on the books of the Corporation and shall set forth, among other things, (i) that by reason of the fact that dividends payable on any of the Preferred Stock are in default in an amount equal to four full quarterly payments or more, the holders of the Preferred Stock, voting separately as a single voting class, have the right to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors of the Corporation, (ii) that any holder of the Preferred Stock has the right, at any reasonable time, to inspect, and make copies of, the list or lists of holders of the Preferred Stock maintained at the principal office of the Corporation or at the office of any Transfer Agent of the Preferred Stock, and (iii) either the entirety of this paragraph and Paragraph (E) or the substance thereof with respect to the number of shares of the Preferred Stock required to be represented at any meeting, or adjournment thereof, called for the election of directors of the Corporation. At the first meeting of stockholders held for the purpose of electing directors during such time as the holders of the Preferred Stock shall have the special right, voting separately as a single voting class, to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of outstanding Preferred Stock representing a majority of the total number of votes entitled to be cast as a single voting class shall be required to constitute a quorum of such single voting class for the election of directors; provided, however, that in the absence of a quorum of the Preferred Stock, no election of directors shall be held, but upon a vote cast in accordance with the calculation in Paragraph (E) with respect to a single voting class, a majority of the Preferred Stock present or represented at the meeting shall have power to adjourn the election of the directors to a date not less than fifteen (15) nor more than fifty (50) days from the giving of the notice of such adjourned meeting hereinafter provided for; and provided, further, that at such adjourned meeting, the presence in person or by proxy of the holders of outstanding Preferred Stock representing 35% of the total number of votes entitled to be cast as a single voting class shall be required to constitute a quorum of such class for the election of directors. In the event such first meeting of stockholders shall be so adjourned, it shall be the duty of the President, a Vice-President or the Secretary of the Corporation, within ten (10) days from the date on which such first meeting shall have been adjourned, to cause notice of such adjourned meeting to be given to the shareholders entitled to vote thereat, such adjourned meeting to be held not less than fifteen (15) days nor more than fifty (50) days from the giving of such second notice. Such second notice shall be given in the form and manner hereinabove provided for with respect to the notice required to be given of such first meeting of stockholders, and shall further set forth that a quorum was not present at such first meeting and that the holders of the outstanding Preferred Stock representing 35% of the total number of votes entitled to be cast as a single voting class shall be required to constitute a quorum of such class for the election of directors at such adjourned meeting. If the requisite quorum of Preferred Stock shall not be present at said adjourned meeting, then the directors of the Corporation then in office shall remain in office until the next Annual Meeting of the Corporation, or special meeting in lieu thereof, and until their successors shall have been elected and shall qualify. Neither such first meeting nor such adjourned meeting shall be held on a date within sixty (60) days of the date of the next Annual Meeting of the Corporation, or special meeting in lieu thereof. At each Annual Meeting of the Corporation, or special meeting in lieu thereof, held during such time as the holders of the Preferred Stock, voting separately as a single voting class, shall have the right to elect a majority of the Board of Directors, the foregoing provisions of this paragraph shall govern each Annual Meeting, or special meeting in lieu thereof, as if said Annual Meeting or special meeting were the first meeting of stockholders held for the purpose of electing directors after the right of the holders of the Preferred Stock, voting separately as a single voting class, to elect a majority of the Board of Directors, should have accrued with the exception, that if, at any adjourned annual meeting, or special meeting in lieu thereof, the holders of the outstanding Preferred Stock representing 35% of the total number of votes entitled to be cast as a single voting class are not present in person or by proxy, all the directors shall be elected by a vote of the holders of a majority of the Common Stock of the Corporation present or represented at the meeting.

(C) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of the outstanding Preferred Stock representing at least two-thirds of the total number of votes entitled to be cast as a single voting class of Preferred Stock in accordance with Paragraph (E):

(1) create, authorize or issue any new stock which, after issuance would rank prior to the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distributions, or create, authorize or issue any security convertible into shares of any such stock except for the purpose of providing funds for the redemption of all of the Preferred Stock then outstanding, such new stock or security not to be issued until such redemption shall have been authorized and notice of such redemption given and the aggregate redemption price deposited as provided in paragraph (G) below; provided, however, that any such new stock or security shall be issued within twelve months after the vote of the Preferred Stock herein provided for authorizing the issuance of such new stock or security; or

(2) amend, alter, or repeal any of the rights, preferences or powers of the holders of the Preferred Stock so as to affect adversely any such rights, preferences or powers; provided, however, that if such amendment, alteration or repeal affects adversely the rights, preferences or powers of one or more, but not all, series of Preferred Stock at the time outstanding, only the consent of the holders of outstanding shares of all series so affected representing at least two-thirds of the total number of votes entitled to be cast with respect to the affected series in accordance with Paragraph (E) shall be required; and provided, further, that an amendment to increase or decrease the authorized amount of Preferred Stock or to create or authorize, or increase or decrease the amount of, any class of stock ranking on a parity with the outstanding shares of the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distributions shall not be deemed to affect adversely the rights, preferences or powers of the holders of the Preferred Stock or any series thereof.

(D) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of the outstanding Preferred Stock representing a majority of the total number of votes entitled to be cast as a single voting class of Preferred Stock in accordance with Paragraph (E), with the exception that only the holders of the shares of $100 Preferred Stock then outstanding are entitled to consent to matters set forth in this Article Fourth (D)(2):

(1) merge or consolidate with or into any other corporation or corporations or sell or otherwise dispose of all or substantially all of the assets of the Corporation, unless such merger or consolidation or sale or other disposition, or the exchange, issuance or assumption of all securities to be issued or assumed in connection with any such merger or consolidation or sale or other disposition, shall have been ordered, approved or permitted under the Public Utility Holding Company Act of 1935; or

(2) issue or assume any unsecured notes, debentures or other securities representing unsecured indebtedness for purposes other than (i) the refunding of outstanding unsecured indebtedness theretofore issued or assumed by the Corporation resulting in equal or longer maturities, or (ii) the reacquisition, redemption or other retirement of all outstanding shares of the Preferred Stock, if immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Corporation, including unsecured indebtedness then to be issued or assumed (but excluding the principal amount then outstanding of any unsecured notes, debentures, or other securities representing unsecured indebtedness having a maturity in excess of ten (10) years and in amount not exceeding 10% of the aggregate of (a) and (b) of this section below) would exceed ten per centum (10%) of the aggregate of (a) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then to be outstanding, and (b) the capital and surplus of the Corporation as then to be stated on the books of account of the Corporation. When unsecured notes, debentures or other securities representing unsecured debt of a maturity in excess of ten (10) years shall become of a maturity of ten (10) years or less, it shall then be regarded as unsecured debt of a maturity of less than ten (10) years and shall be computed with such debt for the purpose of determining the percentage ratio to the sum of (a) and (b) above of unsecured debt of a maturity of less than ten (10) years, and when provision shall have been made, whether through a sinking fund or otherwise, for the retirement, prior to their maturity, of unsecured notes, debentures, or other securities representing unsecured debt of a maturity in excess of ten (10) years, the amount of any such security so required to be retired in less than ten (10) years shall be regarded as unsecured debt of a maturity of less than ten (10) years (and not as unsecured debt of a maturity in excess of ten (10) years) and shall be computed with such debt for the purpose of determining the percentage ratio to the sum of (a) and (b) above of unsecured debt of a maturity of less than ten (10) years, provided, however, that the payment due upon the maturity of unsecured debt having an original single maturity in excess of ten (10) years or the payment due upon the latest maturity of any serial debt which had original maturities in excess of ten (10) years shall not, for purposes of this provision, be regarded as unsecured debt of a maturity of less than ten (10) years until such payment or payments shall be required to be made within three (3) years; furthermore, when unsecured notes, debentures or other securities representing unsecured debt of a maturity of less than ten (10) years shall exceed 10% of the sum of (a) and (b) above, no additional unsecured notes, debentures or other securities representing unsecured debt shall be issued or assumed (except for the purpose set forth in (i) or (ii) above) until such ratio is reduced to 10% of the sum of (a) and (b) above; or

(3) issue, sell or otherwise dispose of any shares of the Preferred Stock in addition to the 104,476 shares of the $100 Preferred Stock originally authorized, or of any other class of stock ranking on a parity with the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distributions, unless the gross income of the Corporation and Mississippi Power & Light Company, a Florida corporation, for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance, sale or disposition of such stock, determined in accordance with generally accepted accounting practices (but in any event after deducting all taxes and the greater of (a) the amount for said period charged by the Corporation and Mississippi Power & Light Company, a Florida corporation, on their books to depreciation expense or (b) the largest amount required to be provided therefor by any mortgage indenture of the Corporation) to be available for the payment of interest, shall have been at least one and one-half times the sum of (i) the annual interest charges on all interest bearing indebtedness of the Corporation and (ii) the annual dividend requirements on all outstanding shares of the Preferred Stock and of all other classes of stock ranking prior to, or on a parity with, the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distributions, including the shares proposed to be issued; provided, that there shall be excluded from the foregoing computation interest charges on all indebtedness and dividends on all shares of stock which are to be retired in connection with the issue of such additional shares of the Preferred Stock or other class of stocks ranking prior to, or on a parity with, the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distributions; and provided, further, that in any case where such additional shares of the Preferred Stock, or other class of stock ranking on a parity with the Preferred Stock as to dividends or distributions, are to be issued in connection with the acquisition of additional property, the gross income of the property to be so acquired, computed on the same basis as the gross income of the Corporation, may be included on a pro forma basis in making the foregoing computation; or

(4) issue, sell, or otherwise dispose of any shares of the Preferred Stock, in addition to the 104,476 shares of the $100 Preferred Stock originally authorized, or of any other class of stock ranking on a parity with the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distributions, unless the aggregate of the capital of the Corporation applicable to the Common Stock and the surplus of the Corporation shall be not less than the aggregate amount payable on the involuntary liquidation, dissolution, or winding up of the Corporation, in respect of all shares of the Preferred Stock and all shares of stock, if any, ranking prior thereto, or on a parity therewith, as to dividends or in liquidation, dissolution, winding up or distributions, which will be outstanding after the issue of the shares proposed to be issued; provided, that if, for the purposes of meeting the requirements of this subparagraph (4), it becomes necessary to take into consideration any earned surplus of the Corporation, the Corporation shall not thereafter pay any dividends on shares of the Common Stock which would result in reducing the Corporation's Common Stock Equity (as in paragraph (H) hereinafter defined) to an amount less than the aggregate amount payable, on involuntary liquidation, dissolution or winding up the Corporation, on all shares of the Preferred Stock and of any stock ranking prior to, or on a parity with, the Preferred Stock, as to dividends or in liquidation, dissolution, winding up or distributions, at the time outstanding.

(E) Each holder of Common Stock of the Corporation shall be entitled to one vote, in person or by proxy, for each share of such stock standing in his name on the books of the Corporation. Except as hereinbefore expressly provided in this Article FOURTH, the holders of the Preferred Stock shall have no power to vote and shall be entitled to no notice of any meeting of the stockholders of the Corporation. As to matters upon which holders of the Common Stock, and the holders of any class of Preferred Stock are entitled to vote as separate classes as hereinbefore expressly provided, each holder of such Common Stock and Preferred Stock shall be entitled to one vote, in person or by proxy, for each share of such Common Stock or Preferred Stock standing in his name on the books of the Corporation. As to those matters upon which the holders of two or more classes of Preferred Stock shall be required to vote as a single voting class, each holder of Preferred Stock shall be entitled to vote each share in accordance with the calculation as follows: (i) each holder of $100 Preferred Stock shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation, and (ii) each holder of $25 Preferred Stock shall be entitled to one-quarter (1/4) vote for each share of such stock standing in his name on the books of the Corporation. As to those matters upon which the holders of Common Stock and the holders of Preferred Stock shall be required to vote together as a single voting group, each holder of Common Stock and each holder of Preferred Stock shall be entitled to vote each share in accordance with the calculation set forth as follows: (i) each holder of Common Stock shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation, (ii) each holder of $100 Preferred Stock shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation and (iii) each holder of $25 Preferred Stock shall be entitled to one-quarter (1/4) vote for each share of such stock standing in his name on the books of the Corporation.

Whenever the term “voting separately as a single voting class,” “voting as a single voting class” or “single voting class” is used herein to describe the voting rights of the holders of the Preferred Stock, such term shall describe and refer to the calculations set forth in this Paragraph (E) to designate the weight of the voting entitlement of each share of each class of Preferred Stock.

(F) In the event of any voluntary liquidation, dissolution or winding up of the Corporation, the Preferred Stock shall have a preference over the Common Stock until an amount equal to the then current redemption price shall have been paid. In the event of any involuntary liquidation, dissolution or winding up of the Corporation, which shall include any such liquidation, dissolution or winding up which may arise out of or result from the condemnation or purchase of all or a major portion of the properties of the Corporation, by (i) the United States Government or any authority, agency or instrumentality thereof, (ii) a state of the United States or any political subdivision, authority, agency, or instrumentality thereof, or (iii) a district, cooperative or other association or entity not organized for profit, the Preferred Stock shall also have a preference over the Common Stock until the full par value thereof and an amount equal to all accumulated and unpaid dividends thereon shall have been paid by dividends or distribution.

(G) Upon the affirmative vote of a majority of the shares of the issued and outstanding Common Stock at any annual meeting, or any special meeting called for that purpose, the Corporation may at any time redeem all of any series of said Preferred Stock or may from time to time redeem any part thereof, by paying in cash the redemption price then applicable thereto as stated and expressed with respect to such series in the resolution providing for the issue of such shares adopted by the Board of Directors of the Corporation, or in these Third Amended and Restated Articles of Incorporation or any amendment thereof, plus, in each case, an amount equivalent to the accumulated and unpaid dividends, if any, to the date of redemption. Notice of the intention of the Corporation to redeem all or any part of the Preferred Stock shall be mailed not less than thirty (30) days nor more than sixty (60) days before the date of redemption to each holder of record of Preferred Stock to be redeemed, at his post office address as shown by the Corporation's records, and not less than thirty (30) days' nor more than sixty (60) days' notice of such redemption may be published in such manner as may be prescribed by resolution of the Board of Directors of the Corporation; and, in the event of such publication, no defect in the mailing of such notice shall affect the validity of the proceedings for the redemption of any shares of Preferred Stock so to be redeemed. Contemporaneously with the mailing or the publication of such notice as aforesaid or at any time thereafter prior to the date of redemption, the Corporation may deposit the aggregate redemption price (or the portion thereof not already paid in the redemption of such Preferred Stock so to be redeemed) with any bank or trust company in the City of New York, New York, or in the City of Jackson, Mississippi, named in such notice, payable to the order of the record holders of the Preferred Stock so to be redeemed, as the case may be, on the endorsement and surrender of their certificates, and thereupon said holders shall cease to be stockholders with respect to such shares; and from and after the making of such deposit such holders shall have no interest in or claim against the Corporation with respect to said shares, but shall be entitled only to receive such moneys from said bank or trust company, with interest, if any, allowed by such bank or trust company on such moneys deposited as in this paragraph provided, on endorsement and surrender of their certificates, as aforesaid. Any moneys so deposited, plus interest thereon, if any, remaining unclaimed at the end of six (6) years from the date fixed for redemption, if thereafter requested by resolution of the Board of Directors, shall be repaid to the Corporation, and in the event of such repayment to the Corporation, such holders of record of the shares so redeemed as shall not have made claim against such moneys prior to such repayment to the Corporation, shall be deemed to be unsecured creditors of the Corporation for an amount, without interest, equivalent to the amount deposited, plus interest thereon, if any, allowed by such bank or trust company, as above stated, for the redemption of such shares and so paid to the Corporation. Shares of the Preferred Stock which have been redeemed shall not be reissued. If less than all of the shares of the Preferred Stock are to be redeemed, the shares thereof to be redeemed shall be selected by lot, in such manner as the Board of Directors of the Corporation shall determine, by an independent bank or trust company selected for that purpose by the Board of Directors of the Corporation. Nothing herein contained shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock; provided, however, that, so long as any shares of the Preferred Stock are outstanding, the Corporation shall not redeem, purchase or otherwise acquire less than all of the shares of the Preferred Stock, if, at the time of such redemption, purchase or other acquisition, dividends payable on the Preferred Stock shall be in default in whole or in part, unless, prior to or concurrently with such redemption, purchase or other acquisition, all such defaults shall be cured or unless such redemption, purchase or other acquisition shall have been ordered, approved or permitted under the Public Utility Holding Company Act of 1935; and provided further that, so long as any shares of the Preferred Stock are outstanding, the Corporation shall not make any payment or set aside any funds for payment into any sinking fund for the purchase or redemption of any shares of the Preferred Stock, if, at the time of such payment, or the setting apart of funds for such payment, dividends payable on the Preferred Stock shall be in default in whole or in part, unless, prior to or concurrently with such payment or the setting apart of funds for such payment, all such defaults shall be cured or unless such payment, or the setting apart of funds for such payment, shall have been ordered, approved or permitted under the Public Utility Holding Company Act of 1935. Any shares of the Preferred Stock so redeemed, purchased or acquired shall be retired and cancelled.

(H) For the purposes of this paragraph (H) and subparagraph (4) of paragraph (D) the term "Common Stock Equity" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding shares (other than shares owned by the Corporation) of stock ranking junior to the Preferred Stock as to dividends and in liquidation, dissolution, winding up or distributions, of the premium on such junior stock and of the surplus (including earned surplus, capital surplus and surplus invested in plant) of the Corporation less (1) any amounts recorded on the books of the Corporation for utility plant and other plant in excess of the original cost thereof, (2) unamortized debt discount and expense, capital stock discount and expense and any other intangible items set forth on the asset side of the balance sheet as a result of accounting convention, (3) the excess, if any, of the aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the Corporation upon all outstanding Preferred Stock of the Corporation over the aggregate par or stated value thereof and any premiums thereon and (4) the excess, if any, for the period beginning with January 1, 1954, to the end of the month within ninety (90) days preceding the date as of which Common Stock Equity is determined, of the cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions (this cumulative amount being the aggregate of the largest amounts separately computed for entire periods of differing coexisting mortgage indenture requirements), over the amount charged by the Corporation and Mississippi Power & Light Company, a Florida corporation, on their books for depreciation during such period, including the final fraction of a year; provided, however, that no deductions shall be required to be made in respect of items referred to in subdivisions (1) and (2) of this paragraph (H) in cases in which such items are being amortized or are provided for, or are being provided for, by reserves. For the purpose of this paragraph (H): (i) the term “total capitalization” shall mean the sum of the Common Stock Equity plus item three (3) in this paragraph (H) and the stated capital applicable to, and any premium on, outstanding stock of the Corporation not included in Common Stock Equity, and the principal amount of all outstanding debt of the Corporation maturing more than twelve (12) months after the date of issue thereof; and (ii) the term “dividends on Common Stock” shall embrace dividends on Common Stock (other than dividends payable only in shares of Common Stock), distributions on, and purchases or other acquisitions for value of, any Common Stock of the Corporation or other stock if any, subordinate to its Preferred Stock. So long as any shares of the Preferred Stock are outstanding, the Corporation shall not declare or pay any dividends on the Common Stock, except as follows:

(a) If and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than 20% of total capitalization, the Corporation shall not declare such dividends in an amount which, together with all other dividends on Common Stock paid within the year ending with and including the date on which such dividend is payable, exceeds 50% of the net income of the Corporation available for dividends on the Common Stock for the twelve full calendar months immediately preceding the month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on Common Stock which under the restrictions set forth above in this subparagraph (a) could have been, and have not been, declared; and

(b) If and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than 25% but not less than 20% of total capitalization, the Corporation shall not declare dividends on the Common Stock in an amount which, together with all other dividends on Common Stock paid within the year ending with and including the date on which such dividend is payable, exceeds 75% of the net income of the Corporation and Mississippi Power & Light Company, a Florida corporation, available for dividends on the Common Stock for the twelve full calendar months immediately preceding the month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on Common Stock which under the restrictions set forth above in subparagraph (a) and in this subparagraph (b) could have been and have not been declared; and

(c) If any time when the Common Stock Equity is 25% or more of total capitalization, the Corporation may not declare dividends on shares of the Common Stock which would reduce the Common Stock Equity below 25% of total capitalization, except to the extent provided in subparagraphs (a) and (b) above.

At anytime when the aggregate of all amounts credited subsequent to January 1, 1954, to the depreciation reserve account of the Corporation and Mississippi Power & Light Company, a Florida corporation, through charges to operating revenue deductions or otherwise on the books of the Corporation and Mississippi Power & Light Company, a Florida corporation, shall be less than the amount computed as provided in clause (aa) below, under requirements contained in the Corporation's mortgage indentures, then for the purposes of subparagraphs (a) and (b) above, in determining the earnings available for Common Stock dividends during any twelve-month period, the amount to be provided for depreciation in that period shall be (aa) the greater of the cumulative amount charged to depreciation expense on the books of the Corporation and Mississippi Power & Light Company, a Florida corporation, or the cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions (the latter cumulative amount being the aggregate of the largest amounts separately computed for entire periods of differing co-existing mortgage indenture requirements) for the period from January 1, 1954, to and including said twelve-month period, less (bb) the greater of the cumulative amount charged to depreciation expense on the books of the Corporation and Mississippi Power & Light Company, a Florida corporation, or the cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions (the latter cumulative amount being the aggregate of the largest amounts separately computed for entire periods of differing coexisting mortgage indenture requirements) from January 1, 1954, up to but excluding said twelve-month period; provided that in the event any company other than Mississippi Power & Light Company, a Florida corporation, is merged into the Corporation the “cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions” referred to above shall be computed without regard, for the period prior to the merger, of property acquired in the merger, and the “cumulative amount charged to depreciation expense on the books of the Corporation” shall be exclusive of amounts provided for such property prior to the merger.

(I) The Board of Directors are hereby expressly authorized by resolution or resolutions to state and express the series and distinctive serial designation of any authorized and unissued shares of Preferred Stock proposed to be issued, the number of shares to constitute each such series, the annual rate or rates of dividends payable on shares of each series (or the method of calculation thereof) together with the dates on which such dividends shall be paid in each year, the date from which such dividends shall commence to accumulate, the amount or amounts payable upon redemption and the sinking fund provisions, if any, for the redemption or purchase of shares.

(J) Dividends may be paid upon the Common Stock only when (i) dividends have been paid or declared and funds set apart for the payment of dividends as aforesaid on the Preferred Stock from the date(s) after which dividends thereon became cumulative, to the beginning of the period then current, with respect to which such dividends on the Preferred Stock are usually declared, and (ii) all payments have been made or funds have been set aside for payments then or theretofore due under sinking fund provisions, if any, for the redemption or purchase of shares of any series of the Preferred Stock, but whenever (x) there shall have been paid or declared and funds shall have been set apart for the payment of all such dividends upon the Preferred Stock as aforesaid, and (y) all payments shall have been made or funds shall have been set aside for payments then or theretofore due under sinking fund provisions, if any, for the redemption or purchase of shares of any series of the Preferred Stock, then, subject to the limitations above set forth, dividends upon the Common Stock may be declared payable then or thereafter, out of any net earnings or surplus of assets over liabilities, including capital, then remaining. After the payment of the limited dividends and/or shares in distribution of assets to which the Preferred Stock is expressly entitled in preference to the Common Stock, in accordance with the provisions hereinabove set forth, the Common Stock alone (subject to the rights of any class of stock hereafter authorized) shall receive all further dividends and shares in distribution.

(K) Subject to the limitations hereinabove set forth, the Corporation from time to time may resell any of its own stock, purchased or otherwise acquired by it as hereinafter provided for, at such price as may be fixed by its Board of Directors or Executive Committee.

(L) Subject to the limitations hereinabove set forth, the Corporation in order to acquire funds with which to redeem any outstanding Preferred Stock of any class, may issue and sell stock of any class then authorized but unissued, bonds, notes, evidences of indebtedness, or other securities.

(M) Subject to the limitations hereinabove set forth, the Board of Directors of the Corporation may at any time authorize the conversion or exchange of the whole or any particular share of the outstanding Preferred Stock of any class with the consent of the holder thereof, into or for stock of any other class at the time of such consent authorized but unissued and may fix the terms and conditions upon which such conversion or exchange may be made; provided that without the consent of the holders of record of two-thirds of the shares of Common Stock outstanding given at a meeting of the holders of the Common Stock called and held as provided by the By-Laws or given in writing without a meeting, the Board of Directors shall not authorize the conversion or exchange of any Preferred Stock of any class into or for Common Stock or authorize the conversion or exchange of any Preferred Stock of any class into or for Preferred Stock of any other class, if by such conversion or exchange the amount which the holders of the shares of stock so converted or exchanged would be entitled to receive either as dividends or shares in distribution of assets in preference to the Common Stock would be increased.

(N) A consolidation, merger or amalgamation of the Corporation with or into any other corporation or corporations shall not be deemed a distribution of assets of the Corporation within the meaning of any provisions of these Third Amended and Restated Articles of Incorporation.

(O) The consideration received by the Corporation from the sale of any additional stock without nominal or par value shall be entered in the Corporation's capital stock account.

(P) Subject to the limitations hereinabove set forth, upon the vote of a majority of all the Directors of the Corporation and of a majority of the total number of shares of stock then issued and outstanding and entitled to vote in accordance with the calculation set forth in Paragraph (E), irrespective of class (or if the vote of a larger number or different proportion of shares is required by the laws of the State of Mississippi notwithstanding the above agreement of the stockholders of the Corporation to the contrary, then upon the vote of the larger number or different proportion of shares so required), the Corporation may from time to time create or authorize one or more other classes of stock with such preferences, designations, rights, privileges, powers, restrictions, limitations and qualifications as may be determined by said vote, which may be the same as or different from the preferences, designations, rights, privileges, powers, restrictions, limitations and qualifications of the classes of stock of the Corporation then authorized. Any such vote authorizing the creation of a new class of stock may provide that all moneys payable by the Corporation with respect to any class of stock thereby authorized shall be paid in the money of any foreign country named therein or designated by the Board of Directors, pursuant to authority therein granted, at a fixed rate of exchange with the money of the United States of America therein stated or provided for and all such payments shall be made accordingly. Any such vote may authorize any shares of any class then authorized but unissued to be issued as shares of such new class or classes.

(Q) Subject to the limitations hereinabove set forth, either the Preferred Stock or the Common Stock or both of said classes of stock, may be increased at any time upon vote of the holders of a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote thereon in accordance with the calculation set forth in Paragraph (E), irrespective of class.

(R) If any provisions in this Article FOURTH shall be in conflict or inconsistent with any other provisions of these Third Amended and Restated Articles of Incorporation of the Corporation, the provisions of this Article FOURTH shall prevail and govern.

FIFTH: The Corporation will not commence business until at least $1,000 has been received by it as consideration for the issuance of shares.

SIXTH: Existing provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the Corporation are:

No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the Corporation, or any additional stock of any class to be issued by reason of any increase of the authorized capital stock of the Corporation or of bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation, but any such unissued stock or any such additional authorized issue of new stock, or of securities convertible into stock, may be issued and disposed of by the Board of Directors without offering to the stockholders then of record, or to any class of stockholders, any thereof on any terms.

SEVENTH: Existing provisions of the Third Amended and Restated Articles of Incorporation for the regulation of the internal affairs of the Corporation are:

(a) General authority is hereby conferred upon the Board of Directors to fix the consideration for which shares of stock of the Corporation without nominal or par value may be issued and disposed of, and the shares of stock of the Corporation without nominal or par value, whether authorized by these Third Amended and Restated Articles of Incorporation or by subsequent increase of the authorized number of shares of stock or by amendment of these Third Amended and Restated Articles of Incorporation by consolidation or merger or otherwise, and/or any securities convertible into stock of the Corporation without nominal or par value may be issued and disposed of for such consideration and on such terms and in such manner as may be fixed from time to time by the Board of Directors.

(b) The issue of the whole, or any part determined by the Board of Directors, of the shares of stock of the Corporation as partly paid, and subject to calls thereon until the whole thereof shall have been paid, is hereby authorized.

(c) The Board of Directors shall have power to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors or the Executive Committee and all other committees and to determine the amount of such compensation and fees.

(d) The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed and the Board of Directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give bond in such sum as they may direct as indemnity against any claim that may be made against the Corporation, its officers, employees or agents by reason thereof; a new certificate may be issued without requiring any bond when, in the judgment of the directors, it is proper so to do.

If the Corporation shall neglect or refuse to issue such a new certificate and it shall appear that the owner thereof has applied to the Corporation for a new certificate in place thereof and has made due proof of the loss or destruction thereof and has given such notice of his application for such new certificate on such newspaper of general circulation, published in the State of Mississippi as reasonably should be approved by the Board of Directors, and in such other newspaper as may be required by the Board of Directors, and has tendered to the Corporation adequate security to indemnify the Corporation, its officers employees, or agents, and any person other than such applicant who shall thereafter appear to be the lawful owner of such alleged lost or destroyed certificate against damage, loss or expense because of the issuance of such new certificate, and the effect thereof as herein provided, then, unless there is adequate cause why such new certificate shall not be issued, the Corporation, upon the receipt of said indemnity, shall issue a new certificate of stock in place of such lost or destroyed certificate. In the event that the Corporation shall nevertheless refuse to issue a new certificate as aforesaid, the applicant may then petition any court of competent jurisdiction for relief against the failure of the Corporation to perform its obligations hereunder. In the event that the Corporation shall issue such new certificate, any person who shall thereafter claim any rights under the certificate in place of which such new certificate is issued, whether such new certificate is issued pursuant to the judgment or decree of such court or voluntarily by the Corporation after the publication of notice and the receipt of proof and indemnity as aforesaid, shall have recourse to such indemnity and the Corporation shall be discharged from all liability to such person by reason of such certificate and the shares represented thereby.

(e) No stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by statute or authorized by the directors.

(f) A director of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder, officer or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors or the Executive Committee, without counting in such majority or quorum any directors so interested or members of a firm so interested or a shareholder, officer or director of a corporation so interested, or (2) by the written consent, or by vote at a stockholders' meeting of the holders of record of a majority in number of all the outstanding shares of stock of the Corporation entitled to vote; nor shall any director be liable to account to the Corporation for any profits realized by or from or through any such transaction or contract of the Corporation, authorized, ratified or approved as aforesaid by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, officer or director was interested in such transaction or contract. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such contract in any other manner provided by law.

(g) Any director may be removed, whether cause shall be assigned for his removal or not, and his place filled at any meeting of the stockholders by the vote of a majority of the outstanding stock of the Corporation entitled to vote. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled as provided in the By-Laws.

(h) Any property of the Corporation not essential to the conduct of its corporate business and purposes may be sold, leased, exchanged or otherwise disposed of by authority of its Board of Directors, and the Corporation may sell, lease or exchange all of its property and franchises or any of its property, franchises, corporate rights or privileges essential to the conduct of its corporate business and purposes upon the consent of and for such considerations and upon such terms as may be authorized by a majority of the Board of Directors and the holders of a majority of the outstanding shares of stock entitled to vote, expressed in writing or by vote at a meeting called for that purpose in the manner provided by the By-Laws of the Corporation for special meetings of stockholders; and at no time shall any of the plants, properties, easements, franchises (other than corporate franchises) or securities then owned by the Corporation be deemed to be property, franchises, corporate rights or privileges essential to the conduct of the corporate business and purposes of the Corporation.

Upon the vote or consent of the stockholders required to dissolve the Corporation, the Corporation shall have power, as the attorney and agent of the holders of all of its outstanding stock, to sell, assign and transfer all such stock to a new corporation organized under the laws of the United States, the State of Mississippi or any other state, and to receive as the consideration therefor shares of stock of such new corporation of the several classes into which the stock of the Corporation is then divided, equal in number to the number of shares of stock of the Corporation of said several classes then outstanding, such shares of said new corporation to have the same preferences, voting powers, restrictions and qualifications thereof as may then attach to the classes of stock of the Corporation then outstanding so far as the same shall be consistent with such laws of the United States or of the State of Mississippi or of such other state, except that the whole or any part of such stock or any class thereof may be stock with or without nominal or par value. In order to make effective such a sale, assignment and transfer, the Corporation shall have the right to transfer all its outstanding stock on its books and to issue and deliver new certificates therefor in such names and amounts as such new corporation may direct without receiving for cancellation the certificates for such stock previously issued and then outstanding. Upon completion of such sale, assignment and transfer, the holders of the stock of the Corporation shall have no rights or interests in or against the Corporation except the right, upon surrender of certificates for stock of the Corporation properly endorsed, if required, to receive from the Corporation certificates for shares of stock of such new corporation of the class corresponding to the class of the shares surrendered, equal in number to the number of shares of the stock of the Corporation so surrendered.

(i) Upon the written assent or pursuant to the affirmative vote in person or by proxy of the holders of a majority in number of the shares then outstanding and entitled to vote, irrespective of class, (1) any or every statute of the State of Mississippi hereafter enacted, whereby the rights, powers or privileges of the Corporation are or may be increased, diminished or in any way affected or whereby the rights, powers or privileges of the stockholders of corporations organized under the law under which the Corporation is organized, are increased, diminished or in any way affected or whereby effect is given to the action taken by any part, less than all, of the stockholders of any such corporation, shall, notwithstanding any provisions which may at the time be contained in these Third Amended and Restated Articles of Incorporation or any law, apply to the Corporation, and shall be binding not only upon the Corporation, but upon every stockholder thereof, to the same extent as if such statute had been in force at the date of the making and filing of these Third Amended and Restated Articles of Incorporation and/or (2) amendments of these Third Amended and Restated Articles of Incorporation authorized at the time of the making of such amendments by the laws of the State of Mississippi may be made.

EIGHTH: These Third Amended and Restated Articles of Incorporation amend, restate, and supersede the original Articles of Incorporation and all amendments thereto, any prior Restated Articles of Incorporation and all amendments thereto, and any prior Amended and Restated Articles of Incorporation and all amendments thereto.